UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2018

SenesTech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37941	20-2079805
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3140 N. Caden Court, Suite 1

Flagstaff, AZ 86004

(Address of principal executive offices) (Zip Code)

(928) 779-4143

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2018, the stockholders of SenesTech, Inc. (the “Company”) approved the SenesTech, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) at the annual meeting of stockholders (the “Annual Meeting”). The 2018 Plan was previously adopted by the Board of Directors (the “Board”), upon recommendation by the Compensation Committee (the “Committee”), subject to stockholder approval at the Annual Meeting. The 2018 Plan replaces the SenesTech, Inc. 2015 Equity Incentive Plan (the “2015 Plan”), and no new awards will be granted under the 2015 Plan.

The 2018 Plan authorizes the issuance of 1,000,000 shares of our common stock. In addition, up to 2,874,280 shares of our common stock currently reserved for issuance under the 2015 Plan will become available for issuance under the 2018 Plan to the extent such shares remain available for issuance under the 2015 Plan on the effective date of the 2018 Plan or cease to be subject to awards outstanding under the 2015 Plan, such as by expiration, cancellation, or forfeiture of such awards.

The Committee will administer the 2018 Plan. Under the terms of the 2018 Plan, the Committee has the authority to, among other things, construe and interpret the 2018 Plan and all awards granted or agreements executed under it, determine who will be granted awards, when and how each award will be granted, what type of award will be granted, the provisions of each award, the number of shares subject to an award and the fair market value applicable to each award. Under the 2018 Plan, the Committee may grant incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other stock awards to employees, officers, directors and consultants.

This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2018 Plan, attached as Annex A to the Company’s definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2018, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Company held the Annual Meeting on Tuesday, June 12, 2018, in Flagstaff, Arizona.

(b) At the Annual Meeting, stockholders representing 12,948,278 shares, or 78.29% of the outstanding shares as of the April 17, 2018 record date, were present in person or were represented at the meeting by proxy. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1: Election of Directors

Dr. Jamie Bechtel and Delphine François Chiavarini were elected as Class II directors, each to serve for a three-year term until the annual meeting of stockholders to be held in 2021 and until her successor is duly elected and qualified. The voting results are set forth below:

Nominee	For	Withheld	Broker Non-Votes
Jamie Bechtel	3,403,113	888,595	8,656,570
Delphine François Chiavarini	4,178,951	112,757	8,656,570

Proposal 2: Approval of the SenesTech, Inc. 2018 Equity Incentive Plan

The proposal to approve the 2018 Plan was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
2,792,786	1,348,701	150,221	8,656,570

Proposal 3: Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, $0.001 par value per share, by a ratio of not less than one-for-two shares and not more than one-for-five shares at any time prior to the date of the Company’s 2019 Annual Meeting of Stockholders, with the exact ratio to be set at a whole number within this range by the board of directors of the Company in its sole discretion

The proposal to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation was approved, and the voting results are set forth below:

For	Against	Abstain
8,538,306	3,469,224	940,748

Proposal 4: Ratification of the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018

The proposal to ratify the appointment of M&K CPAs, PLLC was approved, and the voting results are set forth below:

For	Against	Abstain
12,766,328	70,282	111,668

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2018

SENESTECH, INC.

By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Chief Financial Officer